Exhibit 99.1

Endurance Reports Second Quarter 2012 Financial Results

PEMBROKE, Bermuda – July 31, 2012 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $64.3 million and $1.48 per diluted common share for the second quarter of 2012 versus net income of $37.2 million and $0.87 per diluted common share for the second quarter of 2011.

For the six months ended June 30, 2012, Endurance reported net income available to common shareholders of $138.6 million and $3.20 per diluted common share versus a net loss of $54.1 million and $1.36 per diluted common share for the six months ended June 30, 2011. Book value per diluted share was $53.48 at June 30, 2012, an increase of 3.0% for the quarter and 5.8% from year end 2011.

Operating highlights for the quarter ended June 30, 2012 were as follows:

•	Net premiums written of $484.4 million, an increase of 9.7% over the same period in 2011;

•	Combined ratio of 92.5%, which included 3.8 percentage points of favorable prior year loss reserve development and 2.7 percentage points of catastrophe losses from current quarter events;

•	Net investment income of $31.8 million, a decrease of $8.1 million from the same period in 2011;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $50.4 million and $1.18 per diluted common share; and

•	Operating return on average common equity for the quarter of 2.2% or 9.0% on an annualized basis.

Operating highlights for the six months ended June 30, 2012 were as follows:

•	Net premiums written of $1,327.5 million, an increase of 7.0% over the same period in 2011;

•	Combined ratio of 94.3%, which included 3.9 percentage points of favorable prior year loss reserve development and 4.0 percentage points of current year catastrophe losses;

•	Net investment income of $88.8 million, a decrease of $3.5 million over the same period in 2011;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $102.8 million and $2.42 per diluted common share; and

•	Operating return on average common equity for the first half of the year of 4.7%, or 9.3% on an annualized basis.

David Cash, Chief Executive Officer, commented, “Our results this quarter reflect relatively light catastrophe losses and improving P&C market conditions which led to improved underwriting margins within both our insurance and reinsurance segments compared to a year ago. Through successful growth initiatives and favorable renewals, we were able to grow our agriculture insurance, catastrophe reinsurance and casualty reinsurance businesses in the quarter while maintaining underwriting discipline in the current market.”

Commenting further on current drought conditions and the Company’s crop insurance business, Mr. Cash added, “While we anticipate that the current drought conditions will adversely impact our earnings in the second half of the year, our crop insurance business is very well diversified by crop and by geography. Our strong positions in the Southern states where irrigation is more prevalent and in parts of the northern and western corn belt of the Midwest where drought conditions currently have not been as severe will likely help mitigate the adverse impact of the drought claims we expect to receive in the central and eastern corn belt of the Midwest.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2012 were as follows:

•	Net premiums written of $186.7 million, an increase of 7.6% from the second quarter of 2011;

•	Combined ratio of 97.3%, an improvement of 0.3 percentage points from the second quarter of 2011; and

•

Favorable prior year loss reserve development of 5.1 percentage points during the current period, compared to 9.3 percentage points of favorable prior year loss reserve development in the second quarter of 2011.

Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2012 were as follows:

•	Net premiums written of $614.4 million, an increase of 1.4% from the same period in 2011;

•	Combined ratio of 98.9%, an increase of 2.9 percentage points from the same period in 2011; and

•

Favorable prior year loss reserve development of 5.0 percentage points during the current period, compared to 14.0 percentage points of favorable prior year loss reserve development in the same period in 2011.

Net premiums written in the Insurance segment increased $13.2 million and $8.6 million for the second quarter and six months ended June 30, 2012, respectively, compared to the same periods in the prior year as growth in agriculture premiums was partially offset by a reduction in property premiums. Within the agriculture line of business, premiums increased as a result of growth in policy counts and increased premium levels per policy, which more than offset a decline in premium due to lower commodity prices. The declines in property insurance premiums compared to a year ago were driven by the Company’s strategic decision to reallocate capital to lines of business with greater profit potential.

The improvement in the Insurance segment combined ratio for the quarter ended June 30, 2012 compared to the same period in 2011 was driven by a lower general and administrative expense ratio, partially offset by a higher net loss ratio. Lower general and administrative expenses resulted from favorable compensation cost adjustments across the Company and higher levels of expense reimbursements in the agriculture line of business while the higher net loss ratio was the result of lower prior year favorable loss reserve development in the current quarter compared to a year ago. For the six months ended June 30, 2012, the combined ratio was 2.9 percentage points higher than the same period a year ago as a higher net loss ratio was partially offset by a lower general and administrative expense ratio.

The Insurance segment’s net loss ratio in the second quarter of 2012 benefited from $13.6 million, or 5.1 percentage points of favorable prior year loss reserve development, compared to $23.2 million, or 9.3 percentage points, for the same period a year ago. For the six months ended June 30, 2012, the net loss ratio benefitted from 5.0 percentage points of favorable prior year loss reserve development compared to 14.0 percentage points for the first six months of 2011. The lower level of favorable prior year loss reserve development in the second quarter and first six months of 2012 compared to the same periods in 2011 was driven predominantly by the agriculture line of business. The increased favorable loss reserve development in the prior year periods resulted from the combination of a very strong 2010 crop year with a delayed harvest that extended claims settlements until the first two quarters of 2011 compared to the 2011 crop year, which did not experience the same level of harvest delays or extension of claim settlements into the first two quarters of 2012.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2012 were as follows:

•	Net premiums written of $297.8 million, an increase of 11.0% from the second quarter of 2011;

•	Combined ratio of 87.6%, an improvement of 18.8 percentage points from the second quarter of 2011;

•	Favorable prior year loss reserve development of 2.3 percentage points compared to 9.1 percentage points of favorable prior year loss reserve development in the second quarter of 2011; and

•	Net catastrophe losses from 2012 events of $14.4 million or 5.8 percentage points on the net loss ratio.

Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2012 were as follows:

•	Net premiums written of $713.0 million, an increase of 12.3% from the same period in 2011;

•	Combined ratio of 90.4%, an improvement of 48.1 percentage points from the same period in 2011;

•

Favorable prior year loss reserve development of 3.0 percentage points during the current period, compared to 7.8 percentage points of favorable prior year loss reserve development in the same period in 2011; and

•	Net catastrophe losses from 2012 events of $36.9 million or 7.8 percentage points on the net loss ratio.

The $29.5 million increase in net premiums written within the Reinsurance segment during the second quarter of 2012 over the second quarter of 2011 resulted primarily from increases within the catastrophe and casualty lines of business partially offset by a decline in the aerospace and marine line of business. The increase in catastrophe premiums was driven by improved pricing during mid year renewals and through the reallocation of capital from the insurance property line of businesses to the catastrophe line of business. The increase in casualty premiums resulted from one large contract being expanded at renewal, higher premium adjustments compared to a year ago and one contract having the renewal date transition to the second quarter of 2012. The reduction in the aerospace and marine line of business was largely driven by the non-renewal of business as one large ceding company retained more net exposures. For the six months ended June 30, 2012, net premiums written increased $78.2 million primarily due to increases within the property, catastrophe and casualty lines of business.

The combined ratio in the Reinsurance segment for the second quarter of 2012 improved compared to the same period in 2011 predominantly due to a lower net loss ratio and modestly improved general and administrative and acquisition expense ratio. The second quarter 2012 net loss ratio included 5.8 points of catastrophe losses relating to the earthquake in Italy and tornadoes that impacted the United States during the quarter while the second quarter 2011 net loss ratio included 27.1 points of catastrophe losses relating to United States tornadoes. The Reinsurance segment’s net loss ratio in the second quarter of 2012 benefited from $5.9 million, or 2.3 percentage points of favorable prior year loss reserve development, compared to $21.6 million, or 9.1 percentage points, for the same period a year ago.

For the first six months of 2012, the Reinsurance segment reported a combined ratio of 90.4% compared to 138.5% for the same period in 2011. The improvement in the combined ratio was largely attributable to an improvement in the net loss ratio as a result of the lower frequency and severity of catastrophe events in 2012, which added 7.8 points to the net loss ratio compared to 58.6 points to the net loss ratio in the first six months of 2011. For the six months ended June 30, 2012, the net loss ratio benefitted from 3.0 percentage points of favorable prior year loss reserve development compared to 7.8 percentage points in the first six months of 2011.

Investments

Endurance’s net investment income for the quarter and six months ended June 30, 2012 was $31.8 million and $88.8 million, a decrease of $8.1 million and $3.5 million, respectively, compared to the same periods in 2011. The total return of Endurance’s investment portfolio was 0.90% and 2.29% for the quarter and six months ended June 20, 2012, respectively, compared to 1.32% and 2.23% for the quarter and six months ended June 30, 2011, respectively. Investment income generated from Endurance’s fixed maturity investments declined by $7.2 million and $12.4 million for the three and six months ended June 30, 2012, respectively, compared to the same period in 2011 due to lower reinvestment rates during 2012 and the short duration of Endurance’s fixed maturity portfolio. During the second quarter and six months ended June 30, 2012, Endurance’s net investment income included mark to market losses of $0.1 million and gains of $23.1 million, respectively, on its alternative investment funds and high yield loan funds, which are included in other investments, as compared to gains of $1.2 million and $14.9 million in the second quarter and first six months of 2011, respectively. The ending book yield on Endurance’s fixed maturity investments at June 30, 2012 was 2.57%, down from 2.68% at December 31, 2011 and 2.93% at June 30, 2011.

At June 30, 2012, Endurance’s fixed maturity portfolio, which comprises 92.9% of Endurance’s investments, had an average credit quality of AA and a duration of 2.60 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $145.2 million at June 30, 2012, an improvement of $22.4 million from December 31, 2011. Endurance recorded net realized investment gains, net of impairment losses recognized in earnings, of $14.6 million and $19.5 million during the second quarter and first six months of 2012 compared to net realized investment gains of $20.6 million and $22.7 million during the second quarter and first six months of 2011.

Endurance ended the second quarter of 2012 with cash and invested assets of $6.4 billion, which represents a 0.8% increase from December 31, 2011. Net operating cash flow was $70.3 million for the six months ended June 30, 2012 versus $288.3 million for the same period in 2011.

Capitalization and Shareholders’ Equity

At June 30, 2012, Endurance’s shareholders’ equity was $2.75 billion or $53.48 per diluted common share versus $2.61 billion or $50.56 per diluted common share at December 31, 2011. For the quarter and six months ended June 30, 2012, Endurance declared and paid common dividends of $0.31 and $0.62 per share, respectively.

Earnings Call

Endurance will host a conference call on August 1, 2012 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 967-7135 or (719) 457-2625 (international) and entering pass code: 5400386. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 15, 2012 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 5400386.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the second quarter of 2012 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income (loss), operating return (loss) on average common equity, operating income (loss) per diluted common share, operating income (loss) allocated (attributable) to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, professional lines and surety and other specialty lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands of United States dollars, except share and per share amounts)

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$842,180	$890,914
Fixed maturity investments, available for sale, at fair value	5,081,814	4,831,966
Short-term investments, available for sale, at fair value	40,913	67,802
Equity securities, available for sale, at fair value	70,652	59,767
Other investments	478,860	432,658
Premiums receivable, net	1,289,478	544,017
Insurance and reinsurance balances receivable	115,904	92,710
Deferred acquisition costs	196,693	166,049
Prepaid reinsurance premiums	258,522	149,670
Losses recoverable	618,447	666,928
Accrued investment income	27,383	29,708
Goodwill and intangible assets	176,743	181,828
Deferred tax asset	36,376	33,355
Net receivable on sales of investments	30,776	77,821
Other assets	75,387	67,422

Total Assets	$9,340,128	$8,292,615

Liabilities
Reserve for losses and loss expenses	$3,984,622	$3,824,224
Reserve for unearned premiums	1,437,482	932,108
Deposit liabilities	24,938	26,887
Reinsurance balances payable	306,122	189,488
Debt	527,299	528,118
Net payable on purchases of investments	186,652	55,243
Other liabilities	125,771	125,382

Total Liabilities	6,592,886	5,681,450

Shareholders’ Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2011 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2011 - 9,200,000)	9,200	9,200
Common shares
43,296,381 issued and outstanding (2011 – 43,086,834)	43,296	43,087
Additional paid-in capital	531,145	526,910
Accumulated other comprehensive income	150,252	130,392
Retained earnings	2,005,349	1,893,576

Total Shareholders’ Equity	2,747,242	2,611,165

Total Liabilities and Shareholders’ Equity	$9,340,128	$8,292,615

Book Value per Common Share
Dilutive common shares outstanding	43,329,374	43,142,277
Diluted book value per common share [a]	$53.48	$50.56

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2011, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares (2011 - $430 million).

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues
Gross premiums written	$604,076	$502,924	$1,665,725	$1,503,282

Net premiums written	$484,413	$441,758	$1,327,469	$1,240,630
Change in unearned premiums	34,927	44,820	(396,494)	(371,219)

Net premiums earned	519,340	486,578	930,975	869,411
Other underwriting income (loss)	19	1,088	(316)	19
Net investment income	31,766	39,842	88,841	92,343
Net realized and unrealized gains	14,958	21,532	20,161	25,307

Total other-than-temporary impairment losses	(148)	(484)	(148)	(1,740)
Portion of loss recognized in other comprehensive income (loss)	(259)	(448)	(478)	(839)

Net impairment losses recognized in earnings (losses)	(407)	(932)	(626)	(2,579)

Total revenues	565,676	548,108	1,039,035	984,501

Expenses
Net losses and loss expenses	345,897	361,970	608,664	763,823
Acquisition expenses	72,128	67,887	140,617	133,505
General and administrative expenses	62,609	65,886	128,650	131,847
Amortization of intangibles	2,777	3,026	5,554	5,824
Net foreign exchange (gains) losses	(336)	3,348	(18,473)	(3,570)
Interest expense	9,044	9,057	18,091	18,111

Total expenses	492,119	511,174	883,103	1,049,540

Income (loss) before income taxes	73,557	36,934	155,932	(65,039)
Income tax (expense) benefit	(1,074)	4,143	(907)	18,699

Net income (loss)	72,483	41,077	155,025	(46,340)

Preferred dividends	(8,188)	(3,875)	(16,376)	(7,750)

Net income (loss) available (attributable) to common and participating common shareholders	$64,295	$37,202	$138,649	$(54,090)

Per share data
Basic earnings (losses) per common share	$1.48	$0.92	$3.20	$(1.36)

Diluted earnings (losses) per common share	$1.48	$0.87	$3.20	$(1.36)

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended June 30, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$292,659	$311,417	$604,076
Ceded premiums written	(106,000)	(13,663)	(119,663)

Net premiums written	186,659	297,754	484,413

Net premiums earned	266,085	253,255	519,340
Other underwriting (loss) income	(1,300)	1,319	19

Total underwriting revenues	264,785	254,574	519,359

Expenses
Net losses and loss expenses	208,504	137,393	345,897
Acquisition expenses	17,545	54,583	72,128
General and administrative expenses	32,819	29,790	62,609

	258,868	221,766	480,634

Underwriting income	$5,917	$32,808	$38,725

Net loss ratio	78.4%	54.2%	66.5%
Acquisition expense ratio	6.6%	21.6%	13.9%
General and administrative expense ratio	12.3%	11.8%	12.1%

Combined ratio	97.3%	87.6%	92.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended June 30, 2011
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$225,750	$277,174	$502,924
Ceded premiums written	(52,244)	(8,922)	(61,166)

Net premiums written	173,506	268,252	441,758

Net premiums earned	249,397	237,181	486,578
Other underwriting income	—	1,088	1,088

Total underwriting revenues	249,397	238,269	487,666

Expenses
Net losses and loss expenses	191,396	170,574	361,970
Acquisition expenses	15,861	52,026	67,887
General and administrative expenses	36,227	29,659	65,886

	243,484	252,259	495,743

Underwriting income (loss)	$5,913	$(13,990)	$(8,077)

Net loss ratio	76.7%	71.9%	74.4%
Acquisition expense ratio	6.4%	22.0%	14.0%
General and administrative expense ratio	14.5%	12.5%	13.5%

Combined ratio	97.6%	106.4%	101.9%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the six months ended June 30, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$928,006	$737,719	$1,665,725
Ceded premiums written	(313,566)	(24,690)	(338,256)

Net premiums written	614,440	713,029	1,327,469

Net premiums earned	427,715	503,260	930,975
Other underwriting (loss) income	(1,300)	984	(316)

Total underwriting revenues	426,415	504,244	930,659

Expenses
Net losses and loss expenses	322,206	286,458	608,664
Acquisition expenses	33,759	106,858	140,617
General and administrative expenses	67,254	61,396	128,650

	423,219	454,712	877,931

Underwriting income	$3,196	$49,532	$52,728

Net loss ratio	75.3%	57.0%	65.4%
Acquisition expense ratio	7.9%	21.2%	15.1%
General and administrative expense ratio	15.7%	12.2%	13.8%

Combined ratio	98.9%	90.4%	94.3%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the six months ended June 30, 2011
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$851,581	$651,701	$1,503,282
Ceded premiums written	(245,779)	(16,873)	(262,652)

Net premiums written	605,802	634,828	1,240,630

Net premiums earned	411,889	457,522	869,411
Other underwriting income	—	19	19

	411,889	457,541	869,430

Expenses
Net losses and loss expenses	290,232	473,591	763,823
Acquisition expenses	32,169	101,336	133,505
General and administrative expenses	73,033	58,814	131,847

	395,434	633,741	1,029,175

Underwriting income (loss)	$16,455	$(176,200)	$(159,745)

Net loss ratio	70.5%	103.5%	87.9%
Acquisition expense ratio	7.8%	22.1%	15.4%
General and administrative expense ratio	17.7%	12.9%	15.1%

Combined ratio	96.0%	138.5%	118.4%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	78.4%	76.7%	54.2%	71.9%	66.5%	74.4%
Acquisition expense ratio	6.6%	6.4%	21.6%	22.0%	13.9%	14.0%
General and administrative expense ratio	12.3%	14.5%	11.8%	12.5%	12.1%	13.5%

Combined ratio	97.3%	97.6%	87.6%	106.4%	92.5%	101.9%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	5.1%	9.3%	2.3%	9.1%	3.8%	9.2%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	83.5%	86.0%	56.5%	81.0%	70.3%	83.6%
Acquisition expense ratio	6.6%	6.4%	21.6%	22.0%	13.9%	14.0%
General and administrative expense ratio	12.3%	14.5%	11.8%	12.5%	12.1%	13.5%

Combined ratio	102.4%	106.9%	89.9%	115.5%	96.3%	111.1%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	75.3%	70.5%	57.0%	103.5%	65.4%	87.9%
Acquisition expense ratio	7.9%	7.8%	21.2%	22.1%	15.1%	15.4%
General and administrative expense ratio	15.7%	17.7%	12.2%	12.9%	13.8%	15.1%

Combined ratio	98.9%	96.0%	90.4%	138.5%	94.3%	118.4%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	5.0%	14.0%	3.0%	7.8%	3.9%	10.8%

Net of Prior Year Net Loss Reserve Development

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	80.3%	84.5%	60.0%	111.3%	69.3%	98.7%
Acquisition expense ratio	7.9%	7.8%	21.2%	22.1%	15.1%	15.4%
General and administrative expense ratio	15.7%	17.7%	12.2%	12.9%	13.8%	15.1%

Combined ratio	103.9%	110.0%	93.4%	146.3%	98.2%	129.2%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters ended June 30, 2012 and 2011:

	Quarter Ended June 30, 2012		Quarter Ended June 30, 2011
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$133,439	$67,249	$57,125	$46,049
Professional lines	51,019	42,832	49,181	37,624
Casualty	68,088	43,549	63,178	43,811
Property	18,182	11,990	35,904	25,996
Healthcare liability	19,922	19,031	20,454	20,115
Surety and other specialty	2,009	2,008	(92)	(89)

Subtotal Insurance	$292,659	$186,659	$225,750	$173,506

Reinsurance
Catastrophe	$172,222	$158,865	$146,249	$139,337
Casualty	58,897	58,895	45,619	45,617
Property	54,026	54,033	52,185	52,185
Aerospace and marine	18,288	18,287	26,743	24,726
Surety and other specialty	7,984	7,674	6,378	6,387

Subtotal Reinsurance	$311,417	$297,754	$277,174	$268,252

Total	$604,076	$484,413	$502,924	$441,758

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the six months ended June 30, 2012 and 2011:

	Six Months Ended June 30, 2012		Six Months Ended June 30, 2011
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$667,106	$422,169	$565,830	$392,521
Professional lines	87,364	73,037	84,650	68,748
Casualty	105,915	70,012	102,060	69,570
Property	28,026	12,823	60,594	38,581
Healthcare liability	36,575	33,379	38,591	36,521
Surety and other specialty	3,020	3,020	(144)	(139)

Subtotal Insurance	$928,006	$614,440	$851,581	$605,802

Reinsurance
Catastrophe	$315,404	$292,583	$284,496	$270,460
Casualty	180,571	179,332	161,971	161,171
Property	160,772	160,779	122,272	122,272
Aerospace and marine	43,917	43,880	47,581	45,565
Surety and other specialty	37,055	36,455	35,381	35,360

Subtotal Reinsurance	$737,719	$713,029	$651,701	$634,828

Total	$1,665,725	$1,327,469	$1,503,282	$1,240,630

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net income (loss), net income (loss) per diluted common share, net income (loss) allocated to common shareholders under the two-class method and annualized return on average common equity to operating income (loss), operating income (loss) per diluted common share, operating income (loss) allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and six months ended June 30, 2012 and 2011:

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income (loss)	$72,483	$41,077	$155,025	$(46,340)
(Less) add after-tax items:
Net foreign exchange (gains) losses	(365)	3,181	(16,625)	(3,670)
Net realized and unrealized gains	(13,050)	(20,717)	(18,018)	(24,739)
Net impairment losses recognized in earnings	387	932	606	2,579

Operating income (loss) before preferred dividends	$59,455	$24,473	$120,988	$(72,170)
Preferred dividends	(8,188)	(3,875)	(16,376)	(7,750)

Operating income (loss) allocated (attributable) to common and participating common shareholders	$51,267	$20,598	$104,612	$(79,920)

Operating income (loss) allocated (attributable) to common shareholders under the two-class method	$50,402	$20,199	$102,818	$(80,436)

Weighted average diluted common	42,635,182	42,155,890	42,562,007	40,227,173

Operating income (loss) per diluted common share [b]	$1.18	$0.48	$2.42	$(2.00)

Average common equity [a]	$2,285,890	$2,224,270	$2,249,204	$2,444,215

Operating return on average common equity	2.2%	0.9%	4.7%	(3.3)%

Annualized operating return on average common equity	9.0%	3.7%	9.3%	(6.5)%

Net income (loss)	$72,483	$41,077	$155,025	$(46,340)
Preferred dividends	(8,188)	(3,875)	(16,376)	(7,750)

Net income (loss) available (attributable) to common and participating common shareholders	$64,295	$37,202	$138,649	$(54,090)

Net income (loss) available (attributable) to common shareholders under the two-class method	$63,210	$36,492	$136,272	$(54,606)

Net income (loss) per diluted common share	$1.48	$0.87	$3.20	$(1.36)

Return (loss) on average common equity, Net income (loss)	2.8%	1.7%	6.2%	(2.2)%

Annualized return (loss) on average common equity, Net income (loss)	11.3%	6.7%	12.3%	(4.4)%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2011: $430 million; 2010: $200 million)
[b]	Represents diluted losses per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) allocated (attributable) to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

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